    As filed with the Securities and Exchange Commission on October 24, 2003
                                                      Registration No. 333-90246

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 AQUA DYNE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

         Delaware                                                 33-0922627
         --------                                                 ----------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

          895 Dove Street, Third Floor, Newport Beach, California 92660
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                 Amended and Restated 2003 Stock Incentive Plan
                 ----------------------------------------------
                            (Full title of the plan)

                             John Ritter, President
                                 Aqua Dyne, Inc.
          895 Dove Street, Third Floor, Newport Beach, California 92660
          -------------------------------------------------------------
                     (Name and address of agent for service)

                                 (949) 955-7979
                                 --------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                                 Mark R. Ziebell
                           Falk, Shaff & Ziebell, LLP
                       18881 Von Karman Avenue, Ste. 1400
                            Irvine, California 92612

                                        CALCULATION OF REGISTRATION FEE
======================== ==================== ==================== ========================== ======================
                                               Proposed maximum        Proposed maximum
Title of securities to      Amount to be      offering price per       aggregate offering            Amount of
     be registered          registered(1)           unit(2)                 price(2)            registration fee(3)
------------------------ -------------------- -------------------- -------------------------- ----------------------
     Common Stock,               N/A                  N/A                     N/A                    N/A(4)
   $0.001 par value
======================== ==================== ==================== ========================== ======================

(1) This registration statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Aqua Dyne, Inc. Amended and Restated 2003 Stock Incentive Plan in the event of any future stock split, stock dividend or similar adjustment of Aqua Dyne, Inc.'s outstanding common stock.
(2) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
(3) Fee amount paid upon initial filing of Registration Statement on June 11, 2002.
(4) No additional fee is payable because no additional shares are being registered pursuant to this post effective amendment No. 1.

                                EXPLANATORY NOTE

         Registration Statement 333-90246, filed with the Securities and Exchange Commission on June 11, 2002, covered 1,000,000 shares under the Registrant's 2002 Stock Option Plan (the "2002 Plan"). On October 13, 2003, the Registrant's 2002 Plan was amended and restated to add provisions allowing for restricted stock awards under the plan. We are filing this Post-Effective Amendment to the Registration Statement to file the Amended and Restated 2003 Stock Incentive Plan (the "Amended and Restated Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of Aqua Dyne, Inc., a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 as filed with the Commission on April 9, 2003;

         2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed with the Commission on May 12, 2003;

         3. Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003;

         4. The description of our common stock contained in our Registration Statement on Form 10-SB, and filed under Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Our common stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "GCL"), our Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant and its stockholders except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities. Section 145 of the GCL permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liabilities arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's certificate of incorporation, by-laws, any agreement or otherwise.

         The Registrant's Certificate of Incorporation requires it to indemnify, to the full extent permitted by the GCL, any person who is made or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Registrant or serves or served as a director, officer, partner, trustee, fiduciary, employee or agent of any other enterprise or organization at the Registrant's request. The By Laws of the Registrant also require it to indemnify, to the full extent provided by law, each director of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index appearing at sequentially numbered page 6.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
                  (b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-90246, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on October 24, 2003.

AQUA DYNE, INC.

By: /s/ John Henderson
    ----------------------------
    John Henderson,
    Chief Executive Officer and
    Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                                     DATE
---------                   -----                                     ----

/s/ John Henderson          Director and Chief Executive              October 24, 2003
------------------------    Officer and Chief Financial Officer
John Henderson

/s/ John Ritter             Director and President                    October 24, 2003
------------------------
John  Ritter


                                  EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER         DESCRIPTION                                             PAGE NO.
------         -----------                                             --------

    4.4        Aqua Dyne, Inc. Amended and Restated 2003 Stock
                  Incentive Plan                                          7

    5.1        Opinion of Falk, Shaff & Ziebell, LLP.                    23

   23.1        Consent of Independent Accountants                        25

   23.2        Consent of Falk, Shaff & Ziebell, LLP                     23
               (included in Exhibit 5.1).

                                   EXHIBIT 4.4

                                 AQUA DYNE, INC.
                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

         1. AMENDMENT AND RESTATEMENT. The Aqua Dyne, Inc. 2002 Stock Option Plan is amended and restated as set forth herein as the "Aqua Dyne, Inc. 2003 Amended and Restated Stock Incentive Plan", effective as of October 13, 2003 (the "Effective Date"). Options granted under the Plan prior to the Effective Date shall be subject to the terms and conditions of the Plan in effect with respect to such Options prior to the Effective Date and Options granted after the Effective Date shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.

         2. PURPOSE. The purposes of the Plan are to attract and retain for the Company and its Affiliates the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to increase their interest in the Company's welfare, and to promote the success of the business of the Company and its Affiliates.

         3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

                  (a) "Affiliate" means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any "parent corporation" of the Company, as defined in Section 424(e) of the Code or (B) any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the "affiliated group" as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company's financial statements.

                  (b) "Award" means any right granted under the Plan, including an Option and a Restricted Stock Award, whether granted singly or in combination, to a Grantor pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change in Control" has the meaning set forth in Section 11(c).

                  (e) "Chief Executive Officer" means the individual serving at any relevant time as the chief executive officer of the Company.

         (f) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

         (g) "Committee" means the committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Options or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act. Notwithstanding the foregoing provisions, the Chief Executive Officer has the authority to grant Non-Qualified Stock Options to certain Employees, as described in Section 6 of this Plan.

         (h) "Common Stock" means the Common Stock of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

         (i) "Company" means Aqua Dyne, Inc., a Delaware corporation.

         (j) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a "consultant or advisor" within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

         (k) "Continuous Service" means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in the Option Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

         (l) "Covered Employee" means the Chief Executive Officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

         (m) "Director" means a member of the Board or the board of directors of an Affiliate.

         (n) "Disability" means the "disability" of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, "Disability" means the permanent and total disability of a person within the meaning of
Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is permanently disabled if he is unable to engage in any substantial gainful activity due to any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (o) "Employee" means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute "employment" by the Company or that Affiliate.

         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

         (q) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination.

                  (ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

         (r) "Grantee" means an Employee, Director or Consultant to whom an Award has been granted under the Plan, including an Option.

         (s) "Incentive Stock Option" means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

         (t) "Non-Employee Director" means a Director of the Company who either
(i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (u) "Non-Qualified Stock Option" means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

         (v) "Officer" means a person who is an "officer" of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

         (w) "Option" means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

         (x) "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

         (y) "Optionee" means an individual to whom an Option has been granted under the Plan.

         (z) "Outside Director" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an "affiliated corporation" at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the
Code) direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (aa) "Plan" means this Aqua Dyne, Inc. 2003 Amended and Restated Stock Incentive Plan, as set forth herein and as it may be amended from time to time. Immediately prior to the Effective Date of this amendment and restatement, the Plan was known as the "Aqua Dyne, Inc. 2002 Stock Option Plan".

         (bb) "Qualifying Shares" means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act, or
(ii) were obtained by the Grantee in the public market.

         (cc) "Regulation S-K" means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

         (dd) "Restriction Period" means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to "Forfeiture Restrictions" as defined in Section 11(a) of this Plan and set forth in the related Restricted Stock Agreement.

         (ee) "Restricted Stock Agreement" means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

         (ff) "Restricted Stock Award" means an Award granted under Section 11 of this Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

         (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

         (hh) "Section" means a section of the Plan unless otherwise stated or the context otherwise requires.

         (ii) "Securities Act" means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

         (jj) "Stock" the Common Stock.

         (kk) "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

         4. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and
(c) Restricted Stock Awards.

         5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 11(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed One Million (1,000,000). Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Nothing in this
Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

         6. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

         7. RESERVED.

         8. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine (a) whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and (b) the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:

                  (a) Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

                  (b) Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.

                  (c) Exercise Price. The exercise price of a Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

                  (d) Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

                  (e) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 8(e), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

                  (f) Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death. Notwithstanding the preceding sentence, Non-Qualified Stock Options may be transferred to such family members, family member trusts and charitable institutions as the Committee, in its sole discretion, may provide for at the date of the grant of such Option in the Optionee's Option Agreement.

                  (g) Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either
(i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section 8(g), the exercise price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.

         9. EXERCISE OF OPTIONS.

                  (a) Notice. Options may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock, if any, and such representations and agreements regarding the Optionee's investment intent and access to information and other matters, if any, as may be required by the Company to comply with applicable securities laws, or as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise agreement may be part of an Optionee's Option Agreement.

                  (b) Early Exercise. An Option Agreement may, but need not, include a provision that permits the Optionee to elect at any time while an Employee, Director or Consultant, to exercise any part or all of the Option prior to full vesting of the Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or an Affiliate or to any other restriction the Committee determines to be appropriate.

                  (c) Payment. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, where approved by the Committee in its sole discretion at the date of grant and stated in the Option Agreement and where permitted by law: (i) if a public market for the Common Stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchase to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company); (iv) by delivery of the Optionee's promissory note with such recourse, interest, security, redemption and other provisions as the Committee may require; or (v) by any combination of the foregoing. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

                  (d) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Prior to issuance of the shares of Common Stock upon exercise of an Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of an Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.

                  (e) Exercise of Option Following Termination of Continuous Service.

                           (i) An Option may not be exercised after the
expiration date of such Option set forth in the Option Agreement and may be exercised following the termination of an Optionee's Continuous Service only to the extent provided in the Option Agreement.

                           (ii) Where the Option Agreement permits an Optionee
to exercise an Option following the
termination of the Optionee's Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

                           (iii) Any Option designated as an Incentive Stock
Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee's Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

                           (iv) The Committee shall have discretion to determine
whether the Continuous Service of an
Optionee has terminated and the effective date on which such Continuous Service terminates and whether the Optionee's Continuous Service terminated as a result of the Disability of the Optionee.

                  (f) Limitations on Exercise.

                           (i) The Committee may specify a reasonable minimum
number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

                           (ii) The obligation of the Company to issue any
shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

                           (iii) As a condition to the exercise of an Option,
the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

                  (g) Modification, Extension And Renewal of Options . The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that (except as permitted by Section 11 of this Plan) any such action may not, without the written consent of any Optionee, impair any rights under any Option previously granted to such Optionee. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

                  (h) Privileges of Stock Ownership. No Optionee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

         10. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted tock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 10.

                  (a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award, may, but need not, be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). Any Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

                  (b) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this
Section 10 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a

Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock certificate until any applicable Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until any applicable Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until any applicable Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Award, including rules pertaining to the termination of the Grantee's Continuous Service (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.

         (c) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, any applicable Forfeiture Restrictions have expired. Each Restricted Stock Agreement containing Forfeiture Restrictions shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

         (d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Award Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse. The Committee, in its sole discretion may not impose any Forfeiture Restrictions in connection with a Restricted Stock Award, in which case there shall be no Restriction Period.

         (e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

         (f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         (g) Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee's Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated and the date on which such Continuous Service terminates and whether the Grantee's Continuous Service terminated as a result of the Disability of the Grantee.

         (h) Lapse of Forfeiture Restrictions in Certain Events; Committee's Discretion. Notwithstanding the provisions of Section 10(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 10(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee. Notwithstanding the preceding provisions of this Section 10(h), the Committee may not take any action described in this
Section 10(h) with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

         11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

         (a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

         (b) Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, the Company's repurchase rights relating to an Award have not expired or the Forfeiture Restrictions have not lapsed, any such Award that is an Option shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

         (c) Change in Control. If, during the effectiveness of the Plan (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company (any such event described in this Section 11(c), a "Change in Control"), (A) each Option which is at the time outstanding under the Plan shall (1) except as provided otherwise in an individual Option Agreement, automatically become, subject to all other terms of the Option Agreement, fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option, and (2) notwithstanding any contrary terms in the Option Agreement (other than terms providing for a specific exercise period following a Change in Control), expire twenty (20) days after the Committee gives written notice to Optionees specifying the terms and conditions of the acceleration of the Options, except as provided otherwise in a then-effective written employment agreement between the Grantee and the Company or an Affiliate or as provided otherwise specifically with respect to a Change in Control in an individual Option Agreement and (B) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction.

         To the extent that an Optionee exercises his Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control.

         12. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company's stockholders to the extent required to satisfy Section 162(m) of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted.

         13. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock acquired pursuant to an Award.

         14. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Option Agreement or Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Option Agreement, Restricted Stock Agreement, or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person's Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person's Continuous Service at any time, with or without cause.

         15. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         16. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement, Restricted Stock Agreement, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement or Restricted Stock Agreement) signed by the Grantee and the Company.

         17. EFFECTIVE DATE AND TERM OF PLAN. The amendment and restatement of Plan as set forth herein shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from April 26, 2002, the original effective date of the Plan, unless sooner terminated by action of the Board. Subject to the terms and conditions of the Plan, as amended and restated herein, and applicable laws, Awards may be granted under the Plan upon its adoption.

         18. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable.

         If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

         19. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of California.

         20. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term "include" or "including" does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.